Exhibit 10.15

Execution Version

AMENDMENT NUMBER ELEVEN

TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER ELEVEN TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 30, 2022, is entered into by and among ALLIANCE ENTERTAINMENT HOLDING CORPORATION, a Delaware corporation (“Alliance Holding”), PROJECT PANTHER ACQUISITION CORPORATION, a Delaware corporation (“Panther”), AEC DIRECT, LLC, a Delaware limited liability company (“AEC”), ALLIANCE ENTERTAINMENT, LLC, a Delaware limited liability company (“Alliance”), DIRECTTOU, LLC, a Delaware limited liability company (“Directtou”), MECCA ELECTRONICS INDUSTRIES, INC., a New York corporation (“Mecca”), MILL CREEK ENTERTAINMENT, LLC, a Minnesota limited liability company (“Mill Creek”) and COKEM INTERNATIONAL, LTD., a Minnesota corporation (“COKeM”, and together with Alliance Holding, Panther, AEC, Alliance, Directtou, Mecca and Mill Creek, each a “Borrower”, and collectively, the “Borrowers”), the Lenders (as defined below) party hereto, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Lenders (in such capacity, “Agent”).

RECITALS

A.           Borrowers, Agent, and the financial institutions party thereto from time to time as lenders (collectively, “Lenders”) are parties to that certain Loan and Security Agreement, dated as of February 21, 2017 (as amended, restated, amended and restated, supplemented, extended, or otherwise modified in writing from time to time, the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement as amended hereby.

B.            Borrowers have requested amendments to the Loan Agreement including an increase of the maximum Revolver Commitment.

C.            Subject to the terms and conditions set forth herein, Agent and Lenders agree to make those amendments to the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I.	AMENDMENTS TO THE LOAN AGREEMENT.

A.The definition of “Availability Reserve” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent's Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (e) the Accounts Payable Reserve; (f) the COKeM Independent Contractor Reserve, (g) the COKeM Sellers Notes Reserve, (h) a temporary reserve in the amount of $5,000,000, which temporary reserve shall be in effect from July 25, 2022 through and including the date thereafter on which Agent has received a new appraisal of Borrowers’ Inventory together with a Borrowing Base Report reflecting such new appraisal and any resulting Overadvances have been repaid in accordance with Section 2.1.5, and (i) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.

B.The definition of “Inventory Formula Amount” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

Inventory Formula Amount: the lesser of:

(a) $140,000,000 during each Seasonal Period and $100,000,000 at all other times; and

(b) the sum of:

(i) the lesser of (A) 65% of the Value of Eligible Inventory (other than Inventory to be returned to Borrowers’ vendors or Inventory returned from Borrowers’ customers which is not reflected on the most recent Inventory perpetual report of Borrowers), and (B) 85% of the NOLV Percentage of the Value of Eligible Inventory (other than Inventory to be returned to Borrowers’ vendors or Inventory returned from Borrowers’ customers which is not reflected on the most recent Inventory perpetual report of Borrowers); plus

(ii) the lowest of (A) 65% of the Value of Eligible Inventory consisting of Inventory to be returned to Borrowers’ vendors (other than Inventory returned from Borrowers’ customers which is not reflected on the most recent Inventory perpetual report of Borrowers), (B) 85% of the NOLV Percentage of the Value of Eligible Inventory consisting of Inventory to be returned to Borrowers’ vendors (other than Inventory returned from Borrowers’ customers which is not reflected on the most recent Inventory perpetual report of Borrowers), and (C) $6,500,000; plus

(iii) the lowest of (A) 65% of the Value of Eligible Inventory consisting of Inventory returned from Borrowers’ customers which is not reflected on the most recent Inventory perpetual report of Borrowers, (B) 85% of the NOLV Percentage of the Value of Eligible Inventory consisting of Inventory returned from Borrowers’ customers which is not reflected on the most recent Inventory perpetual report of Borrowers, and (C) $3,000,000; plus

(iv) the lowest of (A) 65% of the Value of Eligible In-Transit Inventory, (B) 85% of the NOLV Percentage of the Value of Eligible In-Transit Inventory, (C) 10% of the Borrowing Base, and (D) $22,500,000.

Notwithstanding the foregoing, the portion of the Inventory Formula Amount that is attributable to Pre-Owned Inventory may not exceed $500,000 at any time.

C.The definition of “Permitted Acquisition” in Section 1.1 of the Loan Agreement is hereby amended by adding the following to the end thereof:

“For purposes of this Agreement, the Think 3Fold Acquisition shall be deemed a Permitted Acquisition.”

D.The definition of “Seasonal Period” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

Seasonal Period: the period commencing on July 1 of each calendar year and continuing through and including January 31 of the following calendar year.

E.The definition of “Triggering Event” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

Triggering Event: means, as of any date of determination, that (a) a Default or Event of Default has occurred and is continuing as of such date, or (b) Excess Availability is less than, the greater of: (i) an amount equal to 10% of the Borrowing Base for five consecutive Business Days, or (ii) $20,000,000 for five consecutive Business Days.

F.The following definitions are hereby added to Section 1.1 of the Loan Agreement in their appropriate alphabetical order:

Adara: Adara Acquisition Corp., a Delaware corporation.

Adara Business Combination Agreement: that certain Business Combination Agreement, entered into on June 22, 2022 by and among Adara, Adara Merger Sub, and Alliance Holding.

Adara Merger Sub: Adara Merger Sub, Inc. a Delaware corporation.

Arvest Deposit Account: that certain deposit account number 37730482 maintained at Arvest Bank acquired in the Think 3Fold Acquisition.

B&C Warehouse: the warehouse of B&C Logistics Group, LLC located at 200 Cain Parkway, Rochelle, Illinois.

Eleventh Amendment Effective Date: June 30, 2022.

Permitted SPAC Transaction: the merger of Adara Merger Sub with and into Alliance Holding, with Alliance Holding being the surviving corporation, pursuant to and in accordance with the Adara Business Combination Agreement as in effect on the Eleventh Amendment Effective Date, but only so long as

(a)  no Default or Event of Default exists at the time of such merger or is caused thereby;

(b) Borrowers have provided Agent with written confirmation that, on a pro forma basis after giving effect to the proposed merger, determined as if such merger had occurred on the first day of the twelve calendar month period most recently ended for which financial statements are available, Alliance Holding and its Subsidiaries would have been in compliance with the financial covenants in Section 10.3 of this Agreement as of the last day of the calendar month most recently ended for which financial statements are available, which such written confirmation shall be reasonably satisfactory to Agent; and

(c) no Debt or Liens are assumed or incurred, except as permitted by Sections 10.2.1(f), 10.2.1(h) and 10.2.2(j), with the proposed merger being deemed a Permitted Acquisition solely for purposes of this definition.

Think 3Fold: Think 3Fold, LLC, an Arkansas limited liability company.

Think 3Fold Acquisition: the purchase of assets by Alliance Holding from Think 3Fold, pursuant to the Think 3Fold Purchase Agreement as in effect on the Eleventh Amendment Effective Date.

Think 3Fold Purchase Agreement: that certain Asset Purchase Agreement, dated as of June 18, 2022, between Think 3Fold, LLC, an Arkansas limited liability company as seller and Alliance Holding as purchaser.

Think 3Fold Trade Accounts Payable: trade accounts payable of Think 3Fold, in the approximate amount of $16,200,000, assumed by Alliance Holding in connection with the Think 3Fold Acquisition.

G.Section 2.1.7 of the Loan Agreement is hereby amended in its entirety to read as follows:

2.1.7        Increase in Revolver Commitments. Borrowers may request a one-time increase in Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $5,000,000 and is offered on the same terms as existing Revolver Commitments except for a closing fee and an increase in the Applicable Margin, to the extent either is acceptable to Borrowers, and (b) the total increase under this Section does not exceed $10,000,000. Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Revolver Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Revolver Commitments and become Lenders hereunder. Agent may allocate, in its discretion, the increased Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. Provided the conditions set forth in Section 6.2 are satisfied, total Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 10 days after receipt of such commitments by Lenders and Eligible Assignees. Agent, Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Revolver Commitments and the increase in the Applicable Margin, if any. On the effective date of an increase under this Section 2.1.7, (i) Schedule 1.1 will automatically be revised to provide that the maximum Revolver Commitments (as increased) will be effective during the Seasonal Period each year and will automatically reduce to $225,000,000 at all other times, and (ii) the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of such commitments.

H.Section 10.1.1(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

(b)            Reimburse Agent for all its charges, costs and expenses in connection with (i) examinations of Obligors’ books and records or any other financial or Collateral matters as it deems appropriate, up to 1 time per Loan Year; and (ii) appraisals of Inventory, up to 1 time per Loan Year; provided, however, that (1) Borrowers shall reimburse Agent for all its charges, costs, and expenses in connection with a second such examination (as described in clause 10.1.1(b)(i)) in any Loan Year and a second (or in Agent’s discretion a third) such appraisal of Inventory in any Loan Year to the extent any such additional examination or appraisal is initiated at a time when Excess Availability is less than the greater of: (i) an amount equal to 15% of the Borrowing Base for five consecutive Business Days, or (ii) $22,500,000 for five consecutive Business Days; and provided further, however, if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses relating thereto shall be reimbursed by Borrowers without regard to such limits. Borrowers shall pay Agent’s then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the charges of any third party used for such purposes. No Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition (except for the COKeM Acquisition), or otherwise outside the Ordinary Course of Business until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) satisfactory to Agent.

I.	A new Section 10.1.12 is hereby added to the Loan Agreement as follows:

10.1.12 Think 3Fold Acquisition Covenants:

(a) no later than August 1, 2022, close the Arvest Deposit Account and cause any proceeds of Walmart Inc. accounts that had been payable to the Arvest Deposit Account to be paid to one or more of the Borrowers’ collection accounts maintained at Bank of America; and

(b) no later than October 1, 2022 cause all Inventory of Borrowers maintained at the B&C Warehouse to be moved to another warehouse of one or more of the Borrowers that is not operated by either B&C Logistics Group or Stord, Inc.

J.Section 10.1.2 of the Loan Agreement is hereby amended by deleting paragraph 10.1.2(a) therefrom and replacing it with the following:

(a)as soon as available, and in any event within 120 days (90 days if the Permitted SPAC Transaction has been consummated) after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for Borrowers and Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

K.            Section 10.1.2 of the Loan Agreement is hereby amended by deleting paragraph 10.1.2(g) therefrom and replacing it with the following:

(g)promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Borrower has made generally available to its shareholders; copies of any annual, regular, periodic and special reports or registration statements or prospectuses (including, without limitation, Forms 10-K, 8-Q or 8-K) that any Borrower files or is required to file with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;

L.Section 10.2.9 of the Loan Agreement is hereby amended in its entirety to read as follows:

10.2.9 Fundamental Changes. Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for (a) mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Borrower; (b) Permitted Acquisitions; or (c) the Permitted SPAC Transaction.

M.Schedule 1.1 to the Loan Agreement is hereby replaced by Schedule 1.1 attached hereto and incorporated herein by this reference.

II.CONSENT TO DISSOLUTION OF AERIS. The Lenders hereby consent to the dissolution of Aeris Marketing, LLC (“Aeris”), so long as there are no assets remaining at Aeris.

III.CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment as set forth herein is subject to the satisfaction or waiver of the following conditions precedent:

A.Upfront Fee. Agent shall have received an upfront fee of $50,000, for the Pro Rata benefit of each Lender increasing its Revolver Commitment pursuant to this Amendment, which upfront fee shall be fully earned when paid.

B.Amendment. (i) Agent shall have received fully executed copies of this Amendment; and (ii) Agent shall be satisfied that the execution and delivery of this Amendment by Borrowers shall have been duly authorized or ratified by all necessary corporate action.

C.Certificates(s). Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents (including the Loan Agreement as modified by this Amendment) is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

D.Satisfaction of Conditions under Section 6.2 of the Loan Agreement. Borrowers represent and warrant as of the date hereof that: (i) no Default or Event of Default exists; (ii) the representations and warranties of each Obligor in the Loan Documents are true and correct (except for representations and warranties that relate solely to an earlier date); (iii) all conditions precedent in any Loan Document are satisfied; (iv) no event has occurred or circumstance exists that has or could reasonably be expected to have a Material Adverse Effect; and (v) with respect to a Letter of Credit issuance, all LC Conditions are satisfied.

E.Miscellaneous. Borrowers shall have executed and delivered to Agent such other documents and instruments as Agent may reasonably require.

IV.MISCELLANEOUS.

A.Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender shall affect the representations and warranties or the right of Agent and Lenders to rely thereon.

B.            Reference to Loan Agreement. The Loan Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

C.            Loan Agreement Remains in Effect. The Loan Agreement and the Loan Documents, as amended hereby, remain in full force and effect and each Borrower ratifies and confirms its agreements and covenants contained therein. Each Borrower hereby confirms that no Event of Default or Default exists.

D.            Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.            Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

F.            Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

G.            NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG AGENT, LENDERS, AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG AGENT, LENDERS, AND BORROWERS.

H.            GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

I.             CONSENT TO FORUM; OTHER JURISDICTIONS; ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING FORUM; OTHER JURISDICTIONS; ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS SET FORTH IN SECTIONS 14.14 AND 14.15 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by its authorized officers as of the day and year first above written.

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and a Lender

By:	/s/ Jennifer Tang
Name: Jennifer Tang
Title: SVP

Amendment Number Eleven to Loan and Security Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Patrick Lingrosso
Name: Patrick Lingrosso
Title: Vice President

Amendment Number Eleven to Loan and Security Agreement

BMO HARRIS BANK N.A.,
as a Lender

By:	/s/ Brittany Morrissey
Name: Brittany Morrissey
Title: Director

Amendment Number Eleven to Loan and Security Agreement

BORROWERS:

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

By:	/s/ Bruce Ogilvie
Name: Bruce Ogilvie
Title: Chairman

PROJECT PANTHER ACQUISITION CORPORATION

By:	/s/ Bruce Ogilvie
Name: Bruce Ogilvie
Title: Chairman

AEC DIRECT, LLC

By:	/s/ Bruce Ogilvie
Name: Bruce Ogilvie
Title: Chairman

ALLIANCE ENTERTAINMENT, LLC

By:	/s/ Bruce Ogilvie
Name: Bruce Ogilvie
Title: Chairman

DIRECTTOU, LLC

By:	/s/ Bruce Ogilvie
Name: Bruce Ogilvie
Title: Chairman

MECCA ELECTRONICS INDUSTRIES, INC.

By:	/s/ Bruce Ogilvie
Name: Bruce Ogilvie
Title: Chairman

Amendment Number Eleven to Loan and Security Agreement

MILL CREEK ENTERTAINMENT, LLC

By:	/s/ Bruce Ogilvie
Name: Bruce Ogilvie
Title: Chairman

COKEM INTERNATIONAL, LTD.

By:	/s/ Bruce Ogilvie
Name: Bruce Ogilvie
Title: Chairman

Amendment Number Eleven to Loan and Security Agreement

SCHEDULE 1.1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment	Total Commitments
Bank of America, N.A.	$117,000,000	$117,000,000
BMO Harris Bank N.A.	$63,000,000	$63,000,000
Fifth Third Bank	$45,000,000	$45,000,000

Total:	$225,000,000	$225,000,000

Amendment Number Eleven to Loan and Security Agreement